UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 1, 2005

              The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

  W239 N1700 Busse Road, Waukesha, WI 53188-1160
(Address of principal executive offices, including zip code)

  (262) 523-4300
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 1, 2005, the Board of Directors of The Middleton Doll Company (the “Company”) appointed Salvatore L. Bando, age 61, as the President and Chief Executive Officer of the Company, Craig R. Bald, age 32, as the Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Company, and Kenneth A. Werner, Jr., age 59, as a director of the Company. All of these appointments are effective January 1, 2006.

        Mr. Bando has been a Registered Representative of Trusted Advisors, a division of MONY Securities Corp., an AXA Financial Company since December, 2004. He was formerly Special Assistant to the President of the Milwaukee Brewers from September, 1999 to November, 2001, and the Senior Vice President of Baseball Operations for the Milwaukee Brewers from 1991 to 1999. Mr. Bando has been a director of the Company for 23 years, from its inception in 1980 to 1997, and again from 1999 to the present. Mr. Bando’s term of office as the Company’s President and Chief Executive Officer is at the pleasure of the Board of Directors.

        Mr. Bald, who is a Certified Public Accountant, joined the Company in 1999 as Controller for the Company’s License Products, Inc., an indirect wholly-owned subsidiary that operates under the name FirsTime Manufactory. He was promoted to Chief Financial Officer of the Company’s consumer products segment in 2004. Mr. Bald’s term of office as the Company’s Vice President of Finance, Chief Financial Officer, Secretary and Treasurer is at the pleasure of the Board of Directors.

        Mr. Werner has served as President of License Products since 1998 and was appointed President of the Company’s consumer products segment, which also includes the Company’s wholly-owned Lee Middleton Original Dolls subsidiary, in June 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)

By: /s/ Susan J. Hauke
Susan J. Hauke
Vice President Finance and Chief Financial Officer

Date: December 6, 2005